Exhibit 99.1

Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Cash and due from banks	$ 10,271,637	$ 8,394,366
Federal funds sold	16,031,415	21,914,513
Investment securities	38,910,059	39,279,408
Loans	226,782,804	219,769,122
Less allowance for loan losses	2,576,866	2,678,055
Net loans	224,205,938	217,091,067
Properties and equipment	7,144,547	7,249,704
Accrued interest receivable	2,240,468	2,177,475
Other assets	8,487,804	8,058,684
Total assets	$ 307,291,868	$ 304,165,217

Liabilities
Demand deposits	37,047,963	36,242,161
Interest-bearing demand deposits	22,290,460	22,975,642
Savings deposits	44,561,943	46,569,058
Large denomination time deposits	49,597,296	46,132,454
Other time deposits	103,962,704	98,480,204
Total deposits	257,460,366	250,399,519
FHLB Advances	10,000,000	20,000,000
Other borrowings	10,000,000	5,000,000
Accrued interest payable	767,223	467,686
Other liabilities	824,598	544,670
Total liabilities	279,052,187	276,411,875

Stockholders’ equity
Preferred stock; $25 par value; 500,000 shares authorized; none outstanding	-	-
Common stock; $1.25 par value; 5,000,000 shares authorized; 1,718,968 shares issued and outstanding	2,148,710	2,148,710
Surplus	521,625	521,625
Retained earnings	26,231,338	25,736,698
Accumulated other comprehensive income (loss)	(661,992)	(653,691)
Total stockholders’ equity	28,239,681	27,753,342
Total liabilities and stockholders’ equity	$ 307,291,868	$ 304,165,217

Officers
Julian L. Givens	Chairman of the Board
Jacky K. Anderson	President & CEO
Dennis B. Gambill	Vice President
Brenda C. Smith	Secretary
Blake M. Edwards	Chief Financial Officer

Consolidated Statements of Operations

	Three Months Ended March 31,
	2006	2005
Interest income
Loans and fees on loans	$4,128,953	$3,494,437
Interest on securities	430,017	400,669
Federal funds sold	204,047	50,160
Total interest income	4,763,017	3,945,266

Interest expense
Deposits	1,597,468	1,026,048
FHLB Advances	114,000	124,000
Other Borrowings	126,000	-
Total interest expense	1,837,468	1,150,048
Net interest income	2,925,549	2,795,218

Provision for loan losses	112,500	105,000
Net interest income after provision	2,813,049	2,690,218

Other income
Service charges on deposit accounts	135,592	106,040
Other income	269,268	179,196
Total other income	404,860	285,236

Other expenses
Salaries and employee benefits	1,258,512	1,214,972
Occupancy expense	69,913	69,490
Equipment expense	203,030	192,397
Other expense	484,018	466,473
Total other expense	2,015,473	1,943,332
Net income before income taxes	1,202,436	1,032,122

Income taxes	364,000	280,000
Net income	$ 838,436	$ 752,122
Net income per share	$ .49	$ .44
Weighted average shares outstanding	1,718,968	1,718,968

Board of Directors
Julian L. Givens	Retired Physician
Carl J. Richardson	Retired – Grayson BankShares, Inc. and Grayson National Bank
Jacky K. Anderson	Grayson BankShares, Inc. and Grayson National Bank
Jean W. Lindsey	Walters’ Drug, Inc.
Dennis B. Gambill	Grayson BankShares, Inc. and Grayson National Bank
Jack E. Guynn, Jr	Guynn Enterprises, Inc.
Charles T. Sturgill	Grayson County Clerk of Court
J. David Vaughan	Vaughan Furniture
Thomas M. Jackson, Jr.	Attorney
Bryan L. Edwards	Sparta Town Manager

Member Federal Deposit Insurance Corporation